Exhibit 23.1

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related prospectus of Genasys Inc. of our report dated November 22, 2021, relating to the consolidated financial statements of Genasys Inc., appearing in the Annual Report on Form 10-K of Genasys Inc. for the year ended September 30, 2021. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ BAKER TILLY US, LLP

San Diego, California

March 8, 2022